EXHIBIT 10.15




                         SUBLEASE AND SHARING AGREEMENT


                    THIS AGREEMENT, dated as of _______________, 1996, between GOLDEN BEAR INTERNATIONAL, INC., a Florida corporation (the "Sublessor"), and GOLDEN BEAR GOLF, INC., a Florida corporation (the "Sublessee"), recites and provides: RECITALS:

                    A. By "Lease Agreement" as amended (the "Lease Agreement"), between GOLDEN BEAR PLAZA ASSOCIATES as lessor (the "Lessor"), and the Sublessor, as lessee, the Lessor leased to the Sublessor certain office space (the "Premises") in the building (the "Building") located in the City of Palm Beach Gardens, Florida, with a street address of Three Golden Bear Plaza, 11780 U.S. Highway One, North Palm Beach, Florida 33408.

                    B. The Sublessor has agreed to lease to the Sublessee and the Sublessee has agreed to lease from the Sublessor that portion of the Premises (the "Subleased Premises") described on composite Exhibit "A" hereto on the terms and conditions hereinafter set forth.

                               SUBLEASE AGREEMENT

                    NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the Sublessor and the Sublessee hereby agree as follows:
                    1. DESCRIPTION OF SUBLEASED PREMISES. The Sublessor hereby demises and subleases to the Sublessee and the Sublessee hereby rents and subleases from the Sublessor, on the terms and conditions hereinafter set forth, the


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Subleased Premises containing approximately 14,962 square feet and designated on
Exhibit "A".

                    2.       TERM.

                             (a)  The term of this Sublease Agreement shall
commence on the date hereof, and shall end at the same date as the Lease Termination date, unless sooner terminated or extended on the terms and conditions set forth herein.

                             (b)  Sublessee shall have no right to extend this
Sublease unless Sublessor and Sublessee have entered into a written agreement therefor prior to expiration of the term hereof.

                    3. RENT. During the term of this Sublease Agreement the Sublessee covenants and agrees to pay to the Sublessor the amounts set forth on Exhibit "B" hereto; such amounts to be payable to Sublessor on the first day of each month for the succeeding month. All such Rent is based on a straight pass through of rental charges to Sublessor under the Lease. The first rental payment due shall be on the execution hereof and shall be pro-rated if the term hereof does not commence on the first day of a calendar month. Sublessee shall also pay all Florida sales tax due on all rental payments hereunder.

                    4. INCORPORATION OF LEASE AGREEMENT. The Lease Agreement is incorporated herein by this reference thereto with the same force and effect as if it were fully set forth herein and, except as otherwise herein specifically provided, nothing herein shall in any way be interpreted or construed as to result in an amendment or modification of the Lease Agreement. A true, correct, and complete copy of the Lease Agreement is set forth on Exhibit "C" hereto. For purposes hereof, the Lease Agreement includes the "FHS Sublease" attached here as Exhibit C-1. The parties


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under the FHS Sublease Agreement intend to amend the Lease to include the subleased premises under the FHS Sublease.

           5. COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE LEASE AGREEMENT. All rights, powers, and privileges granted to the Sublessee under this Sublease Agreement are subject to the provisions of the Lease Agreement. The Sublessee covenants and agrees to comply with all of the provisions of the Lease Agreement and to perform all of the obligations of the Sublessor under the Lease Agreement pertaining to the Subleased Premises, except that the Sublessor shall pay rent to the Lessor according to the terms and conditions of the Lease Agreement and the Sublessee shall pay rent to the Sublessor in such amounts and on such dates as provided in this Sublease Agreement.

                    6.       SUBLESSEE'S COVENANTS.

           (a) The Sublessee covenants and agrees that it will occupy the Subleased Premises in accordance with the Lease Agreement and it will not suffer to be done nor omit to do any act which may result in a violation of or default under any of the terms and conditions of the Lease Agreement or render the Sublessor liable for any charge or expense thereunder (except for any matters approved by Sublessor in advance, which approval shall not be unreasonably whithheld if Sublesee has made appropriate security arrangements satisfactory to Sublessor).

           (b) The Sublessee further covenants and agrees to indemnify the Sublessor against and hold it harmless from any loss, liability, damage or expense (including attorney's fees) arising out of, by reason of, or resulting from (i) the Sublessee's failure to perform or observe any of the terms and conditions of this Sublease Agreement or the Lease Agreement or (ii) the Sublessee's use or occupancy of the Subleased Premises; excepting, however, claims, actions, damages, liability and expense arising


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out of the willful or negligent act or failure of Sublessor, its agents, servants, employees, or contractors.

           (c) At the commencement hereof, and throughout the term hereof, the Sublesee shall maintain appropriate liability and casualty insurance in the amounts set forth in the Lease Agreement and deliver appropriate evidence thereof to Sublessor upon request.

                    7. ADDITIONAL RENT. Notwithstanding any other provisions in this Sublease Agreement to the contrary, the Sublessee shall pay as additional rent to the Sublessor, upon demand, (i) any and all sums which the Sublessor may be required to pay to the Lessor arising out of, by reason of, or resulting from the Sublessee's failure to perform or observe one or more of the terms and conditions of this Sublease Agreement and (ii) those amounts set forth in Sections 3, 14 and 15 hereof and (iii) those amounts set forth in the portion of this Agreement entitled "Sharing Agreement."

                    8. ACCEPTANCE. Sublessee agrees to accept the Subleased Premises in an "as is" condition and the Sublessee acknowledges that no representations with respect to the condition thereof or any other matters have been made to it by the Sublessor, or its representatives.

                    9.       ALTERATIONS.

                    (a) Sublessee shall make no alterations or additions to the Subleased Premises without the prior written consent of the Sublessor.

                    (b) All matters with respect to any such alterations or additions and the construction thereof shall be approved by Sublessor, and, if applicable, the Lessor. Any approved alterations or additions shall be constructed at the sole cost and expense of the Sublessee. Sublessee shall allow no mechanics liens to be filed in connection therewith and shall indemnify and hold Sublessor harmless from any loss, cost, damage


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or expense whatsoever in connection therewith. All such improvements shall be constructed in a good and workmanlike manner and in compliance with all applicable laws and building standards.

                    (c) All alterations, additions, and improvements shall become the property of the Sublessor upon the completion thereof.

                    10. RIGHT TO ENFORCE. The Sublessee agrees that the Sublessor shall not be required to perform any of the covenants and obligations of the Lessor under the Lease Agreement, or to expend any money for the preservation or repair of the Subleased Premises, and, insofar as any of the covenants or obligations of the Sublessor hereunder are required to be performed under the Lease Agreement by the Lessor, the Sublessee shall rely on and look solely to the Lessor under the Lease Agreement for the performance thereof. If the Lessor shall default in the performance of any of its obligations under the Lease Agreement, and if within a reasonable period after the receipt of written notice from the Sublessee, the Sublessor fails to enforce such rights, then the Sublessee shall have the right, in the name of the Sublessee or, if necessary, in the name of the Sublessor, to enforce any such rights. Such enforcement shall be at the sole expense of the Sublessee and the Sublessee shall indemnify the Sublessor against all costs and expenses, including, but not limited to, reasonable counsel fees, which may be incurred by the Sublessor in connection with any claim, action, or proceeding undertaken by the Sublessee.

                    11. DEFAULT. In the event that the Sublessee defaults in the payment of any monetary amount due hereunder and such default continues for a period of three (3) days after receipt of written notice or in the event the Sublessee fails to comply with any other term or condition of this Agreement or of the Lease Agreement, and such default continues for a period of ten (10) days after receipt of written notice thereof,


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then in either event the Sublessor shall have the right to: (a) declare this
Sublease Agreement terminated and receive as damages all rentals which would have become due hereunder less the proceeds from reletting the Subleased Premises, if any, plus reasonable expenses in connection therewith; and (b) pursue all other remedies available to it at law or in equity.

                    12. RIGHT OF ENTRY. Sublessor shall have the right to enter the Subleased Premises during reasonable business hours to examine the same, or to make such repairs or alterations as they deem necessary, or to exhibit the Subleased Premises to prospective purchasers or lessees.

                    13. NOTICES. All notices from the Sublessee to the Sublessor required or permitted by any provision of this Sublease Agreement shall be in writing and delivered by hand or sent by registered or certified mail and addressed as follows:


Golden Bear International, Inc.
11780 U.S. Highway One
Suite 400
North Palm Beach, Florida 33408

Attention: Jack W. Nicklaus, Chairman

                    All notices from the Sublessor to the Sublessee required or permitted by any provision of this Sublease Agreement shall be in writing and delivered by hand or sent by registered or certified mail and addressed as follows:

Golden Bear Golf, Inc.
Three Golden Bear Plaza
11780 U.S. Highway One
Suite
North Palm Beach, FL 33408

Attention:  The President

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                    The effective date of the notice shall be the date of
delivery if by hand or the second business day after the date on which the notice is mailed. Either party may, at any time, or from time to time, designate in writing a substitute address set forth above, and thereafter notices shall be directed to such substitute address.

                    14. PARKING. As long as this Agreement is in effect, Sublessee shall have the right to utilize six (6) underground parking spaces designated by Sublessor. Additional rent for these spaces shall be payable as set forth in Exhibit "B" hereto.

                    15. UTILITIES. Sublessor shall pay directly all utilities (e.g. electricity, telephone) for the Subleased Premises, if separately metered. If not, all such charges shall constitute additional rent and shall be calculated based on "Tenant's Percentage" of 46.96%. Sublessee shall pay all charges for air-conditioning utilized in accordance with the provisions of the Lease Agreement, in addition to normal business hours. In addition, Sublessee shall pay all other expenses for the Subleased Premises, including real estate taxes and other common area maintenance charges as required by the Lease Agreement, which sums shall be based on Tenant's Percentage and shall be due and payable monthly with the rent hereunder.

                    16. TERMINATION. Upon the termination hereof, the Sublessee shall deliver the Subleased Premises to the Sublessor in broom clean condition and shall remove all of its personal property thereform. In addition, at the request of Sublessor, Sublessee shall restore the Subleased Premises to the condition existing prior to any alterations or additions.

                                SHARING AGREEMENT

                    1. USE OF FACILITIES. Sublessor shall allow Sublessee to use those common areas and facilities located in the Premises as more particularly identified in


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Exhibit "A" hereto (the "Common Areas"), which consist of reception areas, conference rooms, break rooms, and storage areas.

                    2. CHARGES. The cost of all of such facilities shall be based on the allocations set forth in Exhibit "A". Base charges for the Common Areas are set forth on Exhibit "B". Additional charges shall be due and payable, as applicable, on a "cost basis". "Cost basis" shall mean ordinary and reasonable pro-rata charges based on Sublessor's costs and shall be pro rated based on the ratio between the area of the Subleased Premises and the entire area of the Premises.

                                  MISCELLANEOUS

                    1. ASSIGNMENT AND SUBLETTING. The covenants, conditions, and agreements contained in this Agreement shall bind and inure to the benefit of the Sublessor and the Sublessee and their respective heirs, devises, personal representatives, successors, and assigns, subject to the provisions of the Lease Agreement; provided, however, that the Sublessee shall not sublet or assign this Sublease, nor any interest therein, without the prior written consent of the Sublessor and Lessor, which consent may be withheld in accordance with the provisions of the Lease Agreement. Notwithstanding any authorized subletting or assignment, the Sublessee shall remain liable to the Sublessor in accordance with the terms, covenants, and conditions of this Agreement. Consent by the Sublessor and the Lessor to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting.

                    2. AMENDMENT AND MODIFICATION. This Agreement shall not be amended or modified and no waiver of any provision hereof shall be effective unless set


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forth in written instrument executed by the Sublessor and the Sublessee with the same formalities as herein.

                  3. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Sublessor and the Sublessee relative to the subject matter hereof and supersedes all prior and contemporaneous negotiations, understandings, and agreements, written or oral, between the parties.

                  4. LITIGATION. In any litigation in connection herewith: (a) the prevailing party shall be entitled to court costs and reasonable attorneys' fees and (b) both parties waive the right to trial by jury.

                  5. BROKERAGE. Sublessor and Sublessee each warrant and represent to the other that, each such party has not dealt with any broker in connection with this transaction. In the event of any claim(s) by any other person or firm for a finder's fee, professional fee or brokerage commission, Sublessor and Sublessee hereby agree to indemnify and hold the other parties harmless from any and all losses, damages, costs and expenses, including, but not limited to, attorneys' fees and related disbursements through trial and on appeal, incurred in connection with such claim(s) if the warranties stated above are proven to be false.

                    WITNESS the following signatures and seals:

WITNESSES:                           GOLDEN BEAR INTERNATIONAL, INC.

______________________               By:________________________(SEAL)
Name:                                   Name:
                                        Title:
______________________
Name:

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                                         GOLDEN BEAR GOLF, INC.

                                         By:_________________________(SEAL)
                                              Name:
                                              Title:

____________________
Name:

____________________
Name:


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                              SCHEDULE OF EXHIBITS


Exhibit "A"               Designation of Subleased Premises
                          (approximately 14,962 square feet)

Exhibit "B"               Rent

Exhibit "C"               Lease Agreement

Exhibit "C-1"             FHS Sublease

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                                   EXHIBIT "B"

                                    BASE RENT


Annual Base Rent          $_____ /year (until)
      $________/month plus

                                                  sales tax; subject to
                                                  adjustment as set forth in the
                                                  Lease

Real estate taxes, insurance                      $______/year
and c.a.m.                  $________/month, plus
                                                  sales tax; subject to
                                                  adjustment as set forth in
                                                  the Lease

Underground Parking Spaces


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